UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, OneMedNet Corporation (the “Company”) received notices from the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of the Company not having timely filed with the Securities and Exchange Commission (the “SEC”) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 (the “Form 10-Qs”).

On December 23, 2024, the Company received notice (the “Notice”) from Nasdaq informing the Company that it has regained compliance with the Rule upon the filing of the Form 10-Qs with the SEC, and the matter is now closed.

On December 30, 2024, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is furnished as Exhibit 99.1 to this Current Report for Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2024

ONEMEDNET CORPORATION

By:	/s/ Aaron Green
Aaron Green
Chief Executive Officer